CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 20, 2005 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Series 45 as of February 28, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                  Grant Thornton LLP

Chicago, Illinois
June 24, 2005